Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tempest Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(1)(2)

	Equity	Preferred Stock, par value $0.001 per share(1)

	Debt	Debt Securities(1)

	Other	Warrants(1)

	Other	Units(1)

	Other	Rights to purchase common stock, preferred stock, debt securities or units(1)

	Unallocated (Universal) Shelf	—	Rule 457(o)	(3)	(4)	$300,000,000	$0.00015310	$45,930

Fees Previously Paid	—	—	—	—	—	—	—	—

Carryforward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share

	Equity	Preferred Stock, par value $0.001 per share

	Debt	Debt Securities

	Other	Warrants

	Other	Units

	Other	Rights to purchase common stock, preferred stock, debt securities or units

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf

	Total Offering Amounts					$300,000,000		$45,930

	Total Fees Previously Paid							$14,602.19

	Total Fee Offsets							$19,391.99

	Net Fee Due							$11,935.82

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(p)

Fee Offset Claims	Tempest Therapeutics, Inc.	Form S-3(5)	333-257990	July 16, 2021		$7,277.00	Unallocated (Universal Shelf)			$66,700,274.98

Fee Offset Claims	Tempest Therapeutics, Inc.	Form S-3(5)	333-230749	April 5, 2019		$3,252,59	Unallocated (Universal Shelf)			$26,836,564.55

Fee Offset Claims	Tempest Therapeutics, Inc.	Form S-3(5)	333-230749	April 5, 2019		$8,862.40	Equity	Common Stock, par value $0.001 per share		$73,122,098.82

Fee Offset Sources	Tempest Therapeutics, Inc.	Form S-3(5)	333-257990		July 16, 2021						$7,277.00

Fee Offset Sources	Tempest Therapeutics, Inc.	Form S-3(5)	333-230749		April 5, 2019						$24,240

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)

Each share of common stock registered hereunder includes an associated right (the “Rights”) as set forth in the Rights Agreement, dated as of October 10, 2023, between the registrant and Computershare Trust Company, N.A., as rights agent, as amended by the Amendment No. 1 to Rights Agreement, dated October 9, 2024 and the Amendment No. 2, dated December 5, 2024. Rights are attached to the shares of common stock, will not be offered separately, and are not exercisable until the occurrence of certain events specified in the Rights Agreement. The value attributable to the Rights, if any, is reflected in the value of the common stock.

(3)

The registrant is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate amount of units and such indeterminate amount of rights to purchase common stock, preferred stock and/or debt securities to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock, preferred stock and warrants and principal amount of debt securities that may be issued upon exercise of warrants or rights. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(5)

The Registrant previously registered securities having an aggregate offering price up to $250,000,000 on a Registration Statement on Form S-3 (File No. 333-257990), filed with the Securities and Exchange Commission on July 16, 2021 (the “2021 Registration Statement”). The 2021 Registration Statement included a base prospectus registering the offering, issuance and sale by the Company an indeterminate amount of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, as may from time to time be offered pursuant to the 2021 Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold thereunder. In connection with the filing of the 2021 Registration Statement, the Company owed a total fee of $27,275 and made a contemporaneous fee payment in the amount of $7,277 based on the fee rate then in effect and carried forward $19,998 from a Registration Statement on Form S-3 (File No. 333-230749), filed with the Securities and Exchange Commission on April 15, 2019 (the “2019 Registration Statement”). Upon expiration of the 2021 Registration Statement, the Registrant had $175,416,376 allocated securities and $2,328,678 unallocated securities unsold.

The Registrant also previously registered securities having an aggregate offering price up to $200,000,000 the 2019 Registration Statement. The 2019 Registration Statement included (i) a base prospectus registering the offering, issuance and sale by the Company an indeterminate amount of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, as may from time to time be offered pursuant to the 2019 Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold thereunder, and (ii) an equity distribution agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the Registrant’s common stock. In connection with the filing of the 2019 Registration Statement, the Company made a contemporaneous fee payment in the amount of $24,240 based on the fee rate then in effect.

Pursuant to Rule 457(p), the Registrant is offsetting $7,277 of the fees associated with this current registration statement from the filing fee previously paid in connection with the 2021 Registration Statement and $12,144.99 of the fees associated with this current registration statement from the filing fee previously paid in connection with the 2019 Registration Statement and carried forward to the 2021 Registration Statement.

The Registrant hereby confirms that the 2021 Registration Statement and the 2019 Registration Statement have expired and that all offerings thereunder have terminated.